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                                                                     EXHIBIT 4.6

               1995 DIRECTOR INCENTIVE STOCK OPTION BONUS PROGRAM

                          SOURCE SERVICES CORPORATION
                               SEPTEMBER 12, 1995


       1.     PURPOSE.

              (a) This 1995 Director Incentive Stock Option Program (the "Program") for SOURCE SERVICES CORPORATION ("Company") is intended to advance the interests of the Company by providing Outside Directors who were not beneficiaries of the Company "Director Incentive Stock Option Bonus Program" dated March 3, 1994 with additional incentive to promote the success of the Company, to increase their proprietary interest in the success of the Company, and to encourage them to remain as Directors of the Company. The above aims will be effectuated through the granting of Stock Options ("Options") as defined below.

              (b) The Options issued under the Program shall be Nonstatutory Stock Options granted pursuant to Section 6 hereof. All Options shall be separately designated Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each Option.

       2.     DEFINITIONS.

              (a)    "BOARD" means the Board of Directors of the Company.

              (b) "CODE" means the Internal Revenue Code of 1986, as amended,

              (c) "COMPANY" means Source Services Corporation, a Delaware corporation.

              (d) "CONTINUOUS STATUS AS A DIRECTOR" means the director relationship is not interrupted or terminated. The Board, in its sole discretion may determine whether Continuous Status as a Director, shall be considered interrupted in the case of (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Options any such leave may not exceed ninety (90) days, unless reestablishment of a Director relationship upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between the Company and any successor.

              (e)    "DIRECTOR" means a member of the Board.

              (f) "PROGRAM" means this 1995 Director Incentive Stock Option Bonus Program.


              (g) "DISABILITY" means permanent and total disability as defined in Section (g) 22(e)(3) of the Code.

              (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.
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              (i)    "OPTION EXERCISE PRICE" means $10.15 per share of the
common stock of the Company.

              (j) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

              (k) "OPTION" means a Nonstatutory Stock Option granted pursuant to the Program entitling the Optionee to acquire shares of Stock issued by the Company pursuant to the valid exercise of the Nonstatutory Stock Option.

              (l) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Program.

              (m) "OPTIONEE" means an Outside Director who holds an outstanding Option.

              (n)    "OUTSIDE DIRECTOR/S" means John N. Allred and Karl
Vogeler.

              (o) "STOCK" means authorized but unissued common stock of the Company.

       3.     ADMINISTRATION.

              (a)    The Program shall be administered by the Board,

              (b) The Board shall have the power, subject to and within the limitations of the express provisions of the Program to construe and interpret the Program and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Program or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Program fully effective.

       4.     SHARES SUBJECT TO THE PROGRAM.

              (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Stock that may be issued pursuant to this Program shall not exceed in the aggregate Ten Thousand (10,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate without having been exercised in full, such stock shall not be available to the Program for distribution in any manner to any other Outside Director or Director but rather shall revert to the Company.

              (b) The Stock subject to the Program may be unissued shares or reacquired shares, bought on the market or otherwise held or acquired.





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       5.     ELIGIBILITY.

              Each Outside Director and only such Outside Directors shall be granted on the Grant Date as defined below Options in the amount of Five Thousand (5,000) shares of Stock.

       6.     OPTION PROVISIONS.

              Each Option shall be in such form and shall contain such terms and conditions consistent with this Program as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

              (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

              (b) GRANT DATE. The date the Option shall be granted to each Outside Director shall be September 12, 1995 ("Grant Date").

              (c) PRICE. The exercise price of each Option shall be the Option Exercise Price.

              (d) CONSIDERATION. The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) if there has been an underwritten public offering of the Stock before the time of exercise, by the delivery of cash by a broker-dealer to whom the Optionee has submitted a notice of exercise (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations so-called "cashless" exercise, or (iii) by delivery to the Company of other common stock of the Company.

              (e) TRANSFERABILITY. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person.

              (f) VESTING. In the event the Optionee maintains a Continuous Status as a Director from September 12, 1995 through December 31, 1995, then Fifty percent (50%) of the Options granted to the Optionee shall vest on January 1, 1996. In the event the Optionee maintains a Continuous Status as a Director from December 31, 1995 through December 31, 1996, then the remaining Fifty percent (50%) of the Options granted to the Optionee shall vest on January 1, 1997. The Options may be exercised with respect to some or all of the shares which have become vested. The provisions of this subsection 6(f) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

              (g) TERMINATION OF DIRECTOR STATUS. In the event an Optionee's Continuous Status as an Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time (in no event to exceed three (3) months from the date of termination) as is determined by the Board, and only





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to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Company. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Company.

              (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Director terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve
(12) months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Company. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Company.

              (i) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within eighteen (18) months following the date of death (or such shorter period specified in the Option Agreement) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Company. If, after death, the Optionee's estate or the person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Company.

              (j) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

       7.     COVENANTS OF THE COMPANY.

              (a) During the terms of the Options, the Company shall keep available at all times the number of shares of Stock required to satisfy such Options up to the number shares of stock authorized under the Program.

              (b) To the extent required the Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Program such authority as may





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be required to issue the shares of stock under the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Program, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Program, the Company shall be relieved from any liability for failure to issue and sell stock under such Options unless and until such authority is obtained.

       8.     USE OF PROCEEDS FROM OPTIONS

              Proceeds from the exercise of the Options shall constitute general funds of the Company.

       9.     MISCELLANEOUS

              (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(e) herein shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

              (b) Nothing in this Program or any instrument executed or Option granted pursuant thereto shall confer upon any Director or other holder of an Option any right to continue as a Director of the Company.

       10.    ADJUSTMENTS UPON CHANGES IN STOCK.

              (a) If any change is made in the Stock subject to the Program, or subject to any Option (through merger, consolidation reorganization recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Program and outstanding Options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Program and the class(es) and number of shares and price per share of stock subject to outstanding Options.

              (b) In the event of: (1) a dissolution or liquidation or sale of all or substantially all of the assets of a Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) a proxy fight resulting in a change in Board membership, then at the sole discretion of the Board and to the extent permitted by applicable law; (i) any surviving corporation shall assume any Options outstanding under the Program or shall substitute similar Options for those outstanding under the Program, (ii) such Options shall continue in full force and effect, or (iii) the time during which such Options become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any Options terminated if not exercised prior to such event.





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              (c)    In the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shah not exceed one hundred eighty
(180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the initial public offering under the Securities Act and shall cease to apply once a registration statement is effective covering shares issuable pursuant to options granted pursuant to the Program whether or not such registration statement applies to any of the shares issued or issuable pursuant to the Option.

       11.    AMENDMENT OF THE PROGRAM.

              (a) The Board at any time, and from time to time, may amend the Program. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                     (i) Increase the aggregate number of shares reserved for Options or the number shares available to any Outside Director under the Program;

                     (ii) Modify the requirements as to eligibility for participation in the Program; or

                     (iii) Modify the Program Plan in any other way if such modification requires stockholder approval in order for the Program to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

              (b) It is expressly contemplated that subject to this Section 11, the Board may amend the Program in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder or to bring the Program and/or Options granted under it into compliance therewith.

              (c) Rights and obligation under any Options granted before amendment of the Program shall not be altered or impaired by any amendment of the Program unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

       12.    TERMINATION OR SUSPENSION OF THE PROGRAM.

              (a) The Board may suspend or terminate the Program at any time. Unless sooner terminated, the Program shall terminate on September 12, 2005. No Options may be granted under the Program while the Program is suspended or after it is terminated.





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              (b)    Rights and obligations under any Option granted while the
Program is in effect shall not be altered or impaired by suspension or termination of the Program, except with the consent of the Optionee.

       13.    EFFECTIVE DATE OF PROGRAM.

       The Program shall become effective as of September 12, 1995.





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